April 2009

Preliminary Terms No. 62
Registration Statement No. 333-156423
Dated March 24, 2009
Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in Currencies

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar
Brazilian real + Chinese renminbi + Hungarian forint + Indian rupee + Mexican peso + Turkish lira

Currency-Linked Capital Protected Notes provide investors with exposure to an individual currency or a basket of currencies with no downside risk to the initial investment.  They are for investors who are concerned about principal risk and who are willing to forgo market interest rates in exchange for principal protection and upside exposure to the underlying currency or basket of currencies. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

SUMMARY TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Issue price:	$1,000 per note (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per note
Pricing date:	April , 2009
Original issue date:	April , 2009 (5 business days after the pricing date)
Maturity date:	April 30, 2012
Principal protection:	100%
Interest:	None
Basket:	Basket Currencies	Weighting
	Brazilian real (“BRL”)	16.6667%
	Chinese renminbi (“CNY”)	16.6667%
	Hungarian forint (“HUF”)	16.6667%
	Indian rupee (“INR”)	16.6667%
	Mexican peso (“MXN”)	16.6667%
	Turkish lira (“TRY”)	16.6667%
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	180% to 200%. The participation rate will be determined on the pricing date.
Currency performance value:	With respect to each of the basket currencies: [(initial exchange rate / final exchange rate) – 1] x weighting
Initial exchange rate:	The exchange rate on the pricing date
Final exchange rate:	The exchange rate on the valuation date
Exchange rate:	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar as determined by reference to the applicable reference source described herein.
Valuation date:	April 19, 2012
CUSIP:	617482EW0
ISIN:	US617482EW06
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per Note	100%	2.5%	97.5%
Total	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of notes purchased by that investor.  The lowest price payable by an investor is $990.00 per note.  Please see “Syndicate Information” on page 7 for further details.

(2)	For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for currency-linked capital protected notes.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Prospectus Supplement for Currency-Linked Capital Protected Notes dated December 23, 2008
Prospectus dated December 23, 2008

THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.  FURTHERMORE, THE NOTES WILL NOT BE GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP:  MSPRB1208007

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Investment Overview

The Currency-Linked Capital Protected Notes due April 30, 2012 (the “notes”), issued by Morgan Stanley, provide investors with an opportunity to gain direct exposure to a basket of six currencies valued relative to the U.S. dollar with no downside risk to principal.

If, at maturity, the equally-weighted basket of six currencies (the “basket”) has appreciated as a whole relative to the U.S. dollar, the investment will return par plus 180% to 200% of the amount of such appreciation (e.g. a 10% appreciation of the basket relative to the U.S. dollar will return 100% of principal plus an additional $180 to $200 per note at maturity).  If the basket has not appreciated or has depreciated, the investment will return par at maturity.  The notes do not pay interest, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Maturity:	3 years

Principal protection at maturity:	100%

Payment at maturity:	(i) If the basket appreciates Þ par plus 180%-200% of the positive performance of the basket (ii) If the basket does not appreciate or depreciates Þ par

Basket Overview

Basket Currency	Weighting	Quotation Convention
Brazilian real (“BRL”)	16.6667%	# BRL / 1 USD
Chinese renminbi (“CNY”)	16.6667%	# CNY / 1 USD
Hungarian forint (“HUF”)	16.6667%	# HUF / 1 USD
Indian rupee (“INR”)	16.6667%	# INR / 1 USD
Mexican peso (“MXN”)	16.6667%	# MXN / 1 USD
Turkish lira (“TRY”)	16.6667%	# TRY / 1 USD

Basket Historical Performance January 1, 2004 to March 20, 2009

The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the notes at maturity. You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether increases in the value of any of the basket currencies will be offset by decreases in the value of other basket currencies, based on their historical performance.

April 2009	Page 2

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪
The basket performance represents the combined performance of the basket currencies relative to the U.S. dollar as expressed by the exchange rates of the basket currencies from the pricing date to the valuation date.

▪
The exchange rate for each of the basket currencies is expressed as the number of units of that currency per one U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has strengthened relative to the U.S. dollar by 10%:

Pricing date = 6.8278 CNY / 1 USD and Valuation date = 6.2071 CNY / 1 USD

Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  Viewed another way, one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  In the example below, the Chinese renminbi has weakened relative to the U.S. dollar by 10%:

Pricing date = 6.8278 CNY / 1 USD and Valuation date = 7.5864 CNY / 1 USD

Actual exchange rates on the pricing date will vary.

April 2009	Page 3

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Key Benefits

Exposure to currencies is a component of portfolio diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket, overweight exposure to the U.S. dollar, or those concerned about the risks associated with investing directly in currencies can use the notes to gain exposure to the basket currencies while protecting 100% of principal at maturity.

Leverage Performance	▪	Uncapped 180%-200% upside participation in any basket appreciation

Protect Principal	▪	100% principal protection at maturity regardless of the performance of the basket

Access	▪	Exposure to an equally-weighted basket of six currencies

	▪	Portfolio diversification from traditional fixed income / equity investments

Best Case Scenario	▪	The basket appreciates and the notes return par plus 180%-200% uncapped upside participation in the appreciation of the basket.

Worst Case Scenario	▪	The basket depreciates and the notes redeem for par at maturity. This assumes the investment is held to maturity.

Summary of Key Risks (see page 10)

▪	The notes may not pay more than the stated principal amount at maturity.

▪	No periodic interest payments and the return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.

▪	The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes.

▪	Currency exchange risk.

▪	Government intervention could materially and adversely affect the value of the notes.

▪	The current global financial crisis can be expected to heighten currency exchange risks.

▪	Many unpredictable factors will affect the value of the notes.

▪	Even though the basket currencies trade around-the-clock, the notes will not.

▪	Changes in the value of one or more of the basket currencies may offset each other.

▪	Consisting entirely of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Economic interests of the calculation agent may be potentially adverse to the investors.

▪	The notes will not be listed on any securities exchange. Secondary trading may be limited and you could receive less than par if you try to sell your notes prior to maturity.

▪	Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies.

April 2009	Page 4

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Fact Sheet

The notes offered are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by these preliminary terms.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.  The notes offered are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Expected Key Dates
Pricing date:	Original issue date:	Maturity date:
April , 2009	April , 2009 (5 business days after the pricing date)	April 30, 2012
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Basket:	Basket:	Weighting
	Brazilian real (“BRL”)	16.6667%
	Chinese renminbi (“CNY”)	16.6667%
	Hungarian forint (“HUF”)	16.6667%
	Indian rupee (“INR”)	16.6667%
	Mexican peso (“MXN”)	16.6667%
	Turkish lira (“TRY”)	16.6667%
Issue price:	$1,000 per note (see “Syndicate Information” on page 7)
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than or equal to zero, in which case you will only receive your principal back at maturity.

Please see “Hypothetical Payout on the Notes” starting on page 8 for full examples of how to calculate the basket performance at maturity.
Currency performance:	With respect to each basket currency: [(initial exchange rate / final exchange rate) – 1]
Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of each basket currency as represented by the following formula: currency performance x weighting
Participation rate:	180% to 200%. The participation rate will be determined on the pricing date.
Initial exchange rate:	The exchange rate as posted on the applicable reference source on the pricing date
Final exchange rate:	The exchange rate as posted on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Currency-Linked Capital Protected Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement.

Exchange rate:	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar as determined by reference to the applicable reference source.
Reference source:	BRL:	Reuters “BRFR”	INR:	Reuters “RBIB”
	CNY:	Reuters “SAEC”	MXN:	Reuters “WMRSPOT10”
	HUF:	Reuters “ECB37”=(HUF/EUR)/(USD/EUR)	TRY:	Reuters “ECB37”=(TRY/EUR)/(USD/EUR)
Valuation date:	April 19, 2012
Risk Factors:	Please see “Risk Factors” on page 10.

April 2009	Page 5

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	617482EW0
ISIN:	US617482EW06
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  If the notes were priced on March 23, 2009, the “comparable yield” would be a rate of 5.6823% per annum, compounded semi-annually; however, the final comparable yield will be determined on the pricing date and may be significantly higher or lower than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,183.2522 due at maturity. The comparable yield and the projected payment schedule for the notes will be updated in the final pricing supplement.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through June 30, 2009	$9.4705	$9.4705
July 1, 2009 through December 31, 2009	$28.6806	$38.1511
January 1, 2010 through June 30, 2010	$29.4954	$67.6465
July 1, 2010 through December 31, 2010	$30.3334	$97.9799
January 1, 2011 through June 30, 2011	$31.1953	$129.1752
July 1, 2011 through December 31, 2011	$32.0816	$161.2568
January 1, 2012 through the Maturity Date	$21.9954	$183.2522

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollar

April 2009	Page 6

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the basket currencies or positions in any other available currencies or instruments that we may wish to use in connection with such hedging.  Such purchase activity could affect the exchange rate for the basket currencies, and, therefore, the exchange rate that must prevail with respect to the basket currencies on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the notes	Selling concession	Principal amount of notes for any single investor
100.00%	2.50%	<$1MM
99.50%	2.00%	$1MM-$2.99MM
99.25%	1.75%	$3MM-$4.99MM
99.00%	1.50%	≥$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement for currency-linked capital protected notes and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

April 2009	Page 7

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Hypothetical Payout on the Notes

Presented below are two full examples showing how to calculate the payment at maturity.

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates or basket performances used in the examples below are hypothetical and do not reflect actual exchange rates or basket performances.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
BRL	16.6667%	2.2700	2.0636	10%
CNY	16.6667%	6.8278	6.2071	10%
HUF	16.6667%	221.5200	201.3818	10%
INR	16.6667%	50.6400	46.0364	10%
MXN	16.6667%	14.1712	12.8829	10%
TRY	16.6667%	1.6906	1.5369	10%

Basket performance = Sum of currency performance values

[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  16.6667%, plus

[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  16.6667%, plus

[(Initial HUF exchange rate / Final HUF exchange rate) – 1]  x  16.6667%, plus

[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  16.6667%, plus

[(Initial MXN exchange rate / Final MXN exchange rate) – 1]  x  16.6667%, plus

[(Initial TRY exchange rate / Final TRY exchange rate) – 1]  x  16.6667%

So, using the hypothetical exchange rates above:

[(2.2700 / 2.0636) – 1] x 16.6667%  = 1.6667% plus

[(6.8278 / 6.2071) – 1] x 16.6667%  = 1.6667% plus

[(221.5200 / 201.3818) – 1] x 16.6667%  = 1.6667% plus

[(50.6400 / 46.0364) – 1] x 16.6667%  = 1.6667% plus

[(14.1712 / 12.8829) – 1] x 16.6667%  = 1.6667% plus

[(1.6906 / 1.5369) – 1] x 16.6667%  = 1.6667%

Basket performance   =   10%

Hypothetical basket performance =	10%

Hypothetical participation rate =	190%

Supplemental redemption amount =	$1,000 x basket performance x participation rate
= $1,000 x 10% x 190% = $190

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,190, which is the sum of the $1,000 principal amount and the supplemental redemption amount of $190.

April 2009	Page 8

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Example 2:  Basket performance is zero or negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
BRL	16.6667%	2.2700	2.0636	10%
CNY	16.6667%	6.8278	6.8278	0%
HUF	16.6667%	221.5200	240.7826	– 8%
INR	16.6667%	50.6400	55.0435	– 8%
MXN	16.6667%	14.1712	14.1712	0%
TRY	16.6667%	1.6906	1.9889	– 15%

Basket performance = Sum of currency performance values

[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  16.6667%, plus

[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  16.6667%, plus

[(Initial HUF exchange rate / Final HUF exchange rate) – 1]  x  16.6667%, plus

[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  16.6667%, plus

[(Initial MXN exchange rate / Final MXN exchange rate) – 1]  x  16.6667%, plus

[(Initial TRY exchange rate / Final TRY exchange rate) – 1]  x  16.6667%

So, using the hypothetical exchange rates above:

[(2.2700 / 2.0636) – 1] x 16.6667%  = 1.6667% plus

[(6.8278 / 6.8278) – 1] x 16.6667%  = 0% plus

[(221.5200 / 240.7826) – 1] x 16.6667%  = – 1.3333% plus

[(50.6400 / 55.0435) – 1] x 16.6667%  = – 1.3333% plus

[(14.1712 / 14.1712) – 1] x 16.6667%  = 0% plus

[(1.6906 / 1.9889) – 1] x 16.6667%  = – 2.5%

Basket performance   =   – 3.5%

Hypothetical basket performance =	– 3.5%

Supplemental redemption amount =	$0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 principal amount per note.

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Brazilian real is more than offset by the depreciation of the Hungarian forint, the Indian rupee and the Turkish lira.

April 2009	Page 9

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

▪
The notes may not pay more than the stated principal amount at maturity.  Because the supplemental redemption amount is variable and may equal zero, you may receive only the stated principal amount of $1,000 for each note you hold at maturity, subject to the credit risk of Morgan Stanley.

▪
No periodic interest payments and the return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The terms of the notes differ from ordinary debt securities in that no periodic interest will be paid.  Unless the basket performance is sufficiently greater than zero, the overall return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity issued by us.  The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the notes at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The notes are subject to the credit risk of Morgan Stanley, and its credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to Morgan Stanley’s credit risk and to changes in the market's view of Morgan Stanley’s creditworthiness. Any decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the value of the notes.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪
The current global financial crisis can be expected to heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  Recently, for example, the Hungarian forint and the Turkish lira have dropped steeply against the U.S. dollar.  In addition,

April 2009	Page 10

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

governments around the world, including the United States government, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies; and (viii) the issuer’s creditworthiness.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
Consisting entirely of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The notes are linked to the performance of a basket consisting solely of emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of the underlying basket of currencies as the basket consists entirely of currencies of less developed and less stable economies without a stabilizing component that could be provided by one of the major currencies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the notes.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan Stanley is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the cost of hedging its obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any such prices may differ from values determined by pricing models used by Morgan Stanley as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may affect the payment to you at maturity.

▪
The notes will not be listed on any securities exchange and secondary trading may be limited.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes

April 2009	Page 11

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer will carry out hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could increase the value of the basket currencies and, as a result, could increase the value against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the notes.

April 2009	Page 12

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2004 through March 20, 2009.  The related graphs set forth exchange rates of each basket currency relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

BRL (BRL / 1 USD)	High	Low	Period End
2004
First Quarter	2.9645	2.7820	2.8953
Second Quarter	3.2118	2.8755	3.0850
Third Quarter	3.0782	2.8505	2.8608
Fourth Quarter	2.8800	2.6530	2.6560
2005
First Quarter	2.7640	2.5665	2.6790
Second Quarter	2.6588	2.3325	2.3325
Third Quarter	2.4870	2.2140	2.2275
Fourth Quarter	2.3800	2.1615	2.3355
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter (through March 20, 2009)	2.4473	2.1765	2.2700

Brazilian real January 1, 2004 to March 20, 2009 (expressed as BRL per 1 USD)

April 2009	Page 13

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

CNY (CNY / 1 USD)	High	Low	Period End
2004
First Quarter	8.2775	8.2766	8.2770
Second Quarter	8.2773	8.2765	8.2766
Third Quarter	8.2771	8.2765	8.2765
Fourth Quarter	8.2768	8.2763	8.2765
2005
First Quarter	8.2766	8.2763	8.2764
Second Quarter	8.2767	8.2763	8.2764
Third Quarter	8.2765	8.0871	8.0920
Fourth Quarter	8.0920	8.0702	8.0702
2006
First Quarter	8.0702	8.0172	8.0172
Second Quarter	8.0265	7.9943	7.9943
Third Quarter	8.0048	7.8965	7.9040
Fourth Quarter	7.9149	7.8045	7.8045
2007
First Quarter	7.8143	7.7269	7.7315
Second Quarter	7.7350	7.6151	7.6151
Third Quarter	7.6059	7.5036	7.5105
Fourth Quarter	7.5276	7.3036	7.3036
2008
First Quarter	7.3041	7.0116	7.0120
Second Quarter	7.0185	6.8544	6.8544
Third Quarter	6.8792	6.8113	6.8460
Fourth Quarter	6.8871	6.8171	6.8277
2009
First Quarter (through March 20, 2009)	6.8519	6.8270	6.8278

Chinese renminbi January 1, 2004 to March 20, 2009 (expressed as CNY per 1 USD)

April 2009	Page 14

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

HUF (HUF / 1 USD)	High	Low	Period End
2004
First Quarter	214.28	201.68	201.68
Second Quarter	216.93	201.68	205.61
Third Quarter	207.88	198.21	198.21
Fourth Quarter	200.21	180.05	181.02
2005
First Quarter	192.15	180.71	190.82
Second Quarter	208.09	189.37	204.04
Third Quarter	207.57	194.47	207.57
Fourth Quarter	216.74	206.29	212.96
2006
First Quarter	221.69	203.07	217.88
Second Quarter	224.21	203.16	221.39
Third Quarter	223.76	209.38	215.30
Fourth Quarter	216.91	190.49	190.49
2007
First Quarter	198.98	183.60	185.76
Second Quarter	190.83	180.03	182.32
Third Quarter	194.47	175.93	175.93
Fourth Quarter	178.87	171.28	173.23
2008
First Quarter	183.71	161.94	165.14
Second Quarter	165.26	149.41	149.41
Third Quarter	171.82	143.50	171.82
Fourth Quarter	217.75	172.87	190.10
2009
Fourth Quarter (through March 20, 2009)	252.45	189.23	221.52

Hungarian forint January 1, 2004 to March 20, 2009 (expressed as HUF per 1 USD)

April 2009	Page 15

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

INR (INR / 1 USD)	High	Low	Period End
2004
First Quarter	45.6400	43.6000	43.6000
Second Quarter	46.2500	43.5375	46.0600
Third Quarter	46.4713	45.6650	45.9500
Fourth Quarter	45.9000	43.4600	43.4600
2005
First Quarter	43.9300	43.4200	43.7450
Second Quarter	43.8300	43.2900	43.4850
Third Quarter	44.1500	43.1750	44.0150
Fourth Quarter	46.3100	44.1275	45.0500
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6012	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter (through March 20, 2009)	51.9700	48.2550	50.6400

Indian rupee January 1, 2004 to March 20, 2009 (expressed as INR per 1 USD)

April 2009	Page 16

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

MXN (MXN / 1 USD)	High	Low	Period End
2004
First Quarter	11.2213	10.8073	11.1251
Second Quarter	11.6698	11.1470	11.4865
Third Quarter	11.5935	11.3315	11.3820
Fourth Quarter	11.5373	11.0980	11.1470
2005
First Quarter	11.3818	10.9853	11.1702
Second Quarter	11.2445	10.7420	10.7490
Third Quarter	10.9090	10.5790	10.7590
Fourth Quarter	10.9535	10.4217	10.6349
2006
First Quarter	11.0160	10.4352	10.8740
Second Quarter	11.4825	10.8520	11.3463
Third Quarter	11.2479	10.7712	10.9850
Fourth Quarter	11.0878	10.7218	10.8032
2007
First Quarter	11.2165	10.8174	11.0493
Second Quarter	11.0211	10.7153	10.8084
Third Quarter	11.1950	10.7378	10.9354
Fourth Quarter	11.0161	10.6542	10.8988
2008
First Quarter	10.9975	10.6420	10.6420
Second Quarter	10.5827	10.2675	10.3097
Third Quarter	11.0320	9.8581	10.9378
Fourth Quarter	13.9000	10.9601	13.6733
2009
First Quarter (through March 20, 2009)	15.5667	13.3802	14.1712

Mexican peso January 1, 2004 to March 20, 2009 (expressed as MXN per 1 USD)

April 2009	Page 17

Currency-Linked Capital Protected Notes due April 30, 2012
Based on the Performance of a Basket of Six Currencies Relative to the U.S. Dollar

TRY (TRY / 1 USD)	High	Low	Period End
2004
First Quarter	1.4065	1.3093	1.3145
Second Quarter	1.5580	1.3105	1.4840
Third Quarter	1.5235	1.4285	1.5055
Fourth Quarter	1.5090	1.3435	1.3435
2005
First Quarter	1.3965	1.2570	1.3510
Second Quarter	1.4063	1.3305	1.3305
Third Quarter	1.3815	1.3125	1.3470
Fourth Quarter	1.3690	1.3380	1.3510
2006
First Quarter	1.3590	1.3028	1.3482
Second Quarter	1.7076	1.3175	1.5870
Third Quarter	1.5987	1.4400	1.5155
Fourth Quarter	1.5155	1.4133	1.4156
2007
First Quarter	1.4535	1.3813	1.3847
Second Quarter	1.3884	1.3019	1.3040
Third Quarter	1.3926	1.2072	1.2072
Fourth Quarter	1.2307	1.1685	1.1700
2008
First Quarter	1.3241	1.1508	1.3241
Second Quarter	1.3303	1.2163	1.2264
Third Quarter	1.2883	1.1535	1.2695
Fourth Quarter	1.7320	1.2720	1.5405
2009
First Quarter (through March 20, 2009)	1.8080	1.5120	1.6906

Turkish lira January 1, 2004 to March 20, 2009 (expressed as TRY per 1 USD)

April 2009	Page 18